Exhibit 99.1

Cimarex Energy Co.
1700 Lincoln Street, Suite 1800                                   [COMPANY LOGO]
Denver, CO 80203
Phone: (303) 295-3995



                 Cimarex Energy Declares Quarterly Cash Dividend


DENVER, February 29, 2008 - Cimarex Energy Co. (NYSE: XEC) announced today that its Board of Directors has declared a regular cash dividend on its common stock of 6 cents-per-share. The dividend is payable on June 2, 2008 to stockholders of record on May 15, 2008.

About Cimarex Energy

Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent, Permian Basin and Gulf Coast areas of the U.S.

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are more fully described in SEC reports filed by Cimarex. While Cimarex makes these forward-looking statements in good faith, management cannot guarantee that anticipated future results will be achieved. Cimarex assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.





FOR FURTHER INFORMATION CONTACT

Cimarex Energy Co.
Mark Burford, Director of Capital Markets
303-295-3995
www.cimarex.com